Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Clifford D. Corso, President of Insight Select Income Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 5/20/2020	/s/ Clifford D. Corso
Clifford D. Corso, President
(Principal Executive Officer)

I, Thomas E. Stabile, Treasurer of Insight Select Income Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 5/20/2020	/s/ Thomas E. Stabile
Thomas E. Stabile, Treasurer
(Principal Financial Officer)